Exhibit 99.1
XM Exceeds 9.6 Million Subscribers
Second Quarter Marks Fifth Consecutive Record For OEM Gross Additions
     WASHINGTON, DC — July 21, 2008 — XM Satellite Radio Holdings Inc. (NASDAQ: XMSR) today announced preliminary results for the second quarter of 2008. XM added 322,000 new net subscribers in the second quarter of 2008 for a total of 9,653,000 subscribers, a 17 percent increase in subscribers since the end of the second quarter of 2007. Total gross additions for the quarter were 1,081,000, including a record 857,000 OEM gross additions, the fifth consecutive quarter of record OEM gross additions, and 224,000 retail gross additions.
     Second quarter 2008 churn improved to 1.67 percent, compared to both second quarter 2007 churn of 1.84 percent and to first quarter 2008 churn of 1.77 percent. XM also announced that subscription revenue for second quarter 2008 is expected to be in the range of $283 million to $288 million and that the second quarter 2008 adjusted operating loss is expected to be in the range of $32 million to $38 million (excluding the impact of any FCC settlement). Conversion rate for promotional subscribers is expected to be in the range of 52.7 percent to 53.4 percent.
     XM announced its preliminary results in connection with XM and Sirius’s merger-related offering of senior notes, announced separately today. XM’s independent accountants have not completed their review of the second quarter financial information and XM is still in the process of completing its normal quarter-end closing process. Accordingly, actual results may vary from the above amounts and such variance could be material. The company expects to file its 10-Q report for the second quarter 2008 in the next few days.
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About XM
     XM (NASDAQ: XMSR) is America’s number one satellite radio company with more than 9.6 million subscribers. Broadcasting live daily from studios in Washington, DC, New York City, Chicago, Nashville, Toronto and Montreal, XM’s 2008 lineup includes more than 170 digital channels of choice from coast to coast: commercial-free music, premier sports, news, talk radio, comedy, children’s and entertainment programming; and the most advanced traffic and weather information.
     XM, the leader in satellite-delivered entertainment and data services for the automobile market through partnerships with General Motors, Honda, Hyundai, Nissan, Porsche, Subaru, Suzuki and Toyota is available in 140 different vehicle models for 2008. XM’s industry-leading products are available at consumer electronics retailers nationwide. XM programming is also available through XM Radio Online; as downloads of original XM shows via podcasts from XM’s Web site or the Apple’s iTunes Store; and as streams of commercial-free XM music channels to AT&T and Alltel wireless customers through XM Radio Mobile. For more information about XM hardware, programming and partnerships, please visit http://www.xmradio.com/.
     This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the results of XM’s second quarter operating results and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of XM’s management and are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements in this press release include demand for XM Satellite Radio’s service, the Company’s dependence on technology and third party vendors, its potential need for additional financing, as well as other risks described in XM Satellite Radio Holdings Inc.’s Form 10-K filed with the Securities and Exchange Commission on 2-28-08. Copies of the filing are available upon request from XM Radio’s Investor Relations Department. All programming subject to change.
Media Relations
Nathaniel Brown
212-708-6170
Nathaniel.Brown@xmradio.com
Chance Patterson
202-380-4318
Chance.Patterson@xmradio.com
Investor Relations
Joe Wilkinson
202-380-4008
Joe.Wilkinson@xmradio.com